Exhibit 10.3

TENTH AMENDMENT TO THE

PREMCOR RETIREMENT SAVINGS PLAN

WHEREAS, The Premcor Refining Group Inc. (“Company”) previously adopted the Premcor Retirement Savings Plan (“Plan”); and

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 16.1 thereof; and

WHEREAS, the Company desires to amend the Plan to reduce the limit for certain mandatory distributions, effective March 28, 2005;

NOW, THEREFORE, effective March 28, 2005, the Plan is amended as follows:

All references to the amount “$5,000” in Sections 9, 10, 17.11(a) and 17.20 are hereby replaced by the amount “$1,000”.

IN WITNESS WHEREOF, the Company has executed this amendment as of this 14 day of February, 2005.

THE PREMCOR REFINING GROUP INC.

By	/s/ James R. Voss
James R. Voss, Senior Vice President